$40,000,000

                              AMENDED AND RESTATED
                                WAREHOUSING LINE
                           REVOLVING CREDIT AGREEMENT

                                 BY AND BETWEEN

                                 HOMEGOLD, INC.

                                       AND

                  HOUSEHOLD COMMERCIAL FINANCIAL SERVICES, INC.


                            DATED AS OF JUNE 11, 2001





================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page

SECTION 1.        DEFINITIONS; INTERPRETATION.....................................................................1

     Section 1.1  Definitions.....................................................................................1
     Section 1.2  Interpretation.................................................................................10

SECTION 2.        THE CREDIT.....................................................................................10

     Section 2.1  The Revolving Credit...........................................................................10
     Section 2.2  Applicable Interest Rates......................................................................11
     Section 2.3  Minimum Borrowing Amounts......................................................................11
     Section 2.4  Borrowing Procedures...........................................................................11
     Section 2.5  Prepayments....................................................................................12
     Section 2.6  The Note.......................................................................................13
     Section 2.7  Commitment Terminations........................................................................14

SECTION 3.        FEES AND PAYMENTS..............................................................................14

     Section 3.1  Transaction, Processing and Custodial Fees.....................................................14
     Section 3.2  Audit Fees.....................................................................................15
     Section 3.3  Place and Application of Payments..............................................................15

SECTION 4.        THE COLLATERAL.................................................................................16

     Section 4.1  The Collateral.................................................................................16
     Section 4.2  Further Assurances.............................................................................16
     Section 4.3  Guaranties.....................................................................................16

SECTION 5.        REPRESENTATIONS AND WARRANTIES.................................................................16

     Section 5.1  Organization and Qualification.................................................................16
     Section 5.2  Subsidiaries...................................................................................16
     Section 5.3  Corporate Authority and Validity of Obligations................................................17
     Section 5.4  Use of Proceeds................................................................................17
     Section 5.5  Financial Reports..............................................................................17
     Section 5.6  No Material Adverse Change.....................................................................18
     Section 5.7  Full Disclosure................................................................................18
     Section 5.8  Good Title.....................................................................................18
     Section 5.9  Investment Company.............................................................................18
     Section 5.10 Litigation and Other Controversies.............................................................18
     Section 5.11 Taxes..........................................................................................18
     Section 5.12 Approvals......................................................................................19
     Section 5.13 Affiliate Transactions.........................................................................19
     Section 5.14 ERISA..........................................................................................19
     Section 5.15 Compliance with Laws...........................................................................19
     Section 5.16 Other Agreements...............................................................................20
     Section 5.17 No Defaults....................................................................................20

                                       i

SECTION 6.        CONDITIONS PRECEDENT...........................................................................20

     Section 6.1  Initial Loan...................................................................................20
     Section 6.2  All Loans......................................................................................21

SECTION 7.        COVENANTS......................................................................................22

     Section 7.1  Maintenance of Business........................................................................22
     Section 7.2  Maintenance of Property........................................................................22
     Section 7.3  Taxes and Assessments..........................................................................22
     Section 7.4  Insurance......................................................................................22
     Section 7.5  Financial Reports..............................................................................22
     Section 7.6  Indebtedness for Borrowed Money................................................................24
     Section 7.7  Liens..........................................................................................24
     Section 7.8  Mergers, Consolidations and Sales..............................................................26
     Section 7.9  ERISA..........................................................................................26
     Section 7.10 Compliance with Laws...........................................................................26
     Section 7.11 Burdensome Contracts with Affiliates...........................................................26
     Section 7.12 Maintenance of Subsidiaries....................................................................27
     Section 7.13 Change in the Nature of Business...............................................................27
     Section 7.14 [INTENTIONALLY OMITTED]........................................................................27
     Section 7.15 INTENTIONALLYOMITTED]..........................................................................27
     Section 7.16 Net Income.....................................................................................27
     Section 7.17 Dividends and Certain Other Restricted Payments................................................27

SECTION 8.        EVENTS OF DEFAULT AND REMEDIES.................................................................27

     Section 8.1  Events of Default..............................................................................27
     Section 8.2  Remedies - Certain Events of Default...........................................................29
     Section 8.3  Remedies - Other Events of Default.............................................................30
     Section 8.4  Expenses.......................................................................................30

SECTION 9.        MISCELLANEOUS..................................................................................30

     Section 9.1  No Waiver of Rights............................................................................30
     Section 9.2  Non-Business Day...............................................................................30
     Section 9.3  Documentary Taxes..............................................................................30
     Section 9.4  Survival of Representations....................................................................30
     Section 9.5  Survival of Indemnities........................................................................30
     Section 9.6  Notices........................................................................................30
     Section 9.7  Counterparts...................................................................................31
     Section 9.8  Successors and Assigns.........................................................................31
     Section 9.9  Amendments.....................................................................................31
     Section 9.10 Fees and Indemnification.......................................................................32
     Section 9.11 Assignments....................................................................................32
     Section 9.12 Governing Law..................................................................................33
     Section 9.13 Headings.......................................................................................33
     Section 9.14 Entire Agreement...............................................................................33
     Section 9.15 Terms of Collateral Documents Not Superseded...................................................33
     Section 9.16 Construction...................................................................................33

EXHIBITS AND SCHEDULES

Exhibit A        --        Revolving Credit Note
Exhibit B        --        States In Which Borrower Qualified to do Business
Exhibit C        --        Required Documents
Exhibit C-1      --        Funding Request Form
Exhibit C-2      --        Closing Agent Approval Package
Exhibit D        --        Subsidiaries
Exhibit E        --        Borrowing Base Certificate
Exhibit F        --        Compliance Certificate
Exhibit G        --        Pending Litigation
Exhibit H        --        Missing Collateral Fees
Exhibit I        --        Aged Loan Processing Fees
Exhibit J        --        Closing Agent Agreement
Schedule 7.6     --        Existing Indebtedness and Liens

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
                                ----------------


         THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as of this 1st day of May, 2001 by and between HOUSEHOLD COMMERCIAL FINANCIAL SERVICES, INC., a Delaware corporation with its corporate office at 700 North Wood Dale Road, Building 3A, Wood Dale, Illinois 60191 (said Household
Commercial Financial Services, Inc. together with any of its Affiliates and their successors and assigns being hereinafter referred to as the "Lender") and HOMEGOLD, INC., a South Carolina corporation (the "Borrower").

                                    RECITALS

         WHEREAS, the Borrower and Lender are currently parties to that certain Credit Agreement dated as of May 2, 2000 as heretofore amended (such Credit Agreement as so amended being hereinafter referred to as the "Original Credit Agreement");

         WHEREAS, the Borrower and Lender wish to make certain amendments to the terms and conditions applicable to the Revolving Credit made available by Lender to Borrower under the Original Credit Agreement and, for the sake of convenience and clarity, amend and restate the Original Credit Agreement in its entirety;

         WHEREAS, all Collateral currently securing the indebtedness, obligations and liabilities of Borrower to Lender, including the Obligations of Borrower under the Original Credit Agreement, pursuant to the Collateral Documents is to continue as collateral security for the indebtedness, obligations and liabilities of Borrower under the Original Credit Agreement as amended and restated hereby and all obligations of the Guarantors under the Guaranties (as such terms are defined in the Original Credit Agreement) are to continue in full force and effect with respect to, inter alia, the indebtedness, obligations and liabilities of the Borrower under the Original Credit Agreement as amended and restated hereby;

         NOW THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, the parties hereto agree to amend and restate the Original Credit Agreement in its entirety to read as follows:

SECTION 1.        DEFINITIONS; INTERPRETATION

Section 1.1       Definitions.    The following  terms when used herein have the
                  following meanings:

         "Additional Required Documents" shall mean with respect to any Mortgage Loan, those instruments and documents identified as such on Exhibit C hereto.

         "Affiliate" means any Person, directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

         "Applicable Advance Rate" means, initially, 97% as such percentage may from time to time be reduced by the Lender in its sole discretion upon verbal notice to the Borrower, it being acknowledged and agreed that the initial Applicable Advance Rate has been determined by the Lender, in part based upon current returns for sales of mortgaged loans in the secondary market and in the event the Lender determines in its sole discretion that there has been an adverse change in such market it intends to reduce the Applicable Advance Rate hereunder.

         "Average Monthly Loan Balance" means, for any calendar month, the quotient obtained by dividing (a) the sum of the unpaid principal balance of all Loans outstanding for each day during such month by (b) the number of days in such month.

         "Borrowing Base" means, as of any time it is to be determined the lesser of (a) the Applicable Advance Rate times the then outstanding unpaid principal amount of Eligible Mortgage Loans or (b) market value (as determined by the Lender in its sole discretion) of Eligible Mortgage Loans.

         "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Chicago, Illinois.

         "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

         "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease as determined in accordance with GAAP.

         "Closing Agent" means any title company or other Person, in each case, approved in writing by the Lender.

         "Closing Agent Agreement" means an agreement between a Closing Agent and the Lender in such form as is identified on Exhibit J hereto.

         "Code" means the Internal Revenue code of 1986, as amended, and any successor statute thereto.

         "Collateral" means all properties, rights, interests and privileges from time to time subject to the Liens granted to the Lender pursuant to the Collateral Documents.

         "Collateral Documents" means the Security Agreement, the Mortgage and all other security agreements, financing statements and other documents as shall from time to time secure the Note or any other obligations of the Borrower hereunder or in connection herewith.

         "Commitment" is defined in Section 2.1 hereof.

         "Committed Loans" is defined in Section 2.1 hereof.

         "Controlled Group" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Corporate Guaranty" shall mean that certain Guaranty dated May 2, 2000 as amended or modified from time to time from the Corporate Guarantors in favor of the Lender.

         "Corporate Guarantors" means the Parent, the Affiliates of the Borrower signatories to the Corporate Guaranty and all Subsidiaries of the Borrower other than special purpose Subsidiaries formed in connection with loan securitizations.

         "Credit Package" shall mean with respect to any Mortgage Loan, those items designated as such on Exhibit C hereto.

         "Default" means any event or condition, the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "Discretionary Loans" is defined in Section 2.1 hereof.

         "Domestic Rate" means for any day the rate per annum then most recently announced by Bank One, N.A., a national banking association, as its corporate base rate at Chicago, Illinois (or if such rate is not being quoted, the rate which is the successor to such rate, and if no successor is being quoted, the rate conceptually equivalent to such rate which the domestic commercial bank having the highest combined capital and surplus of any bank having its principal office in Chicago, Illinois is quoting). The Domestic Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bank One, N.A. and the Lender may make commercial loans or other loans at rates of interest at, above or below the Domestic Rate.

         "Eligible Mortgage Loan" shall mean any Mortgage Loan having all of the following characteristics:

                  (i) is the legal, valid and binding obligation of the maker thereof in full force and effect and is enforceable in accordance with its terms;

                  (ii) is either a first or second Mortgage Loan which comports in all respects with General Underwriting Guidelines, subject to any exceptions or additional programs or products which HFS, in its sole and absolute discretion has made available to Borrower, it being understood and agreed that nothing herein contained shall be construed as creating any obligation on Lender to make such exceptions, programs or products available to Borrower, whether or not Lender has made the same available to other borrowers with similar credit facilities from Lender;

                  (iii) was made or acquired by the Borrower in the ordinary course of the Borrower's business in accordance with the General Underwriting Guidelines, was in an original principal amount of not less than $10,000 and not more than $500,000, such Mortgage Loan was fully funded and the Borrower holds good and indefeasible sole title to such Mortgage Loan subject to no claims, liens, charges or other rights of any other Person;

                  (iv) no payment  under such  Mortgage Loan is more than thirty
         (30) days past the due date set forth in the underlying promissory note and mortgage (or deed of trust);

                  (v) the Lender has a perfected Lien and security interest in such Mortgage Loan free and clear of any Liens or claims of any other Person except, in the case of a second Mortgage Loan, the holder of a Permitted First Mortgage Lien;

                  (vi) such   Mortgage  Loan  has   not  been  included  in  the
         Borrowing  Base  for  more  than forty-five (45) days;

                  (vii) such Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof and is not a Rewritten Mortgage Loan;

                  (viii) such Mortgage Loan is secured by a valid and subsisting first or second, as the case may be, mortgage lien of record on the Property covered by the related mortgage or deed of trust subject only to (1) the Lien of current real property taxes and assessments not yet due and payable; (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public records, as of the date of recording, being acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy delivered to the originator of said Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of said Mortgage Loan or (ii) which do not materially adversely affect the appraised value of the Property as set forth in such appraisal; (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by said Mortgage Loan or the use, enjoyment, value or marketability of the related Property; or (4) in the case of a second Mortgage Loan, a Permitted First Mortgage Lien;

                  (ix) subject to paragraph (iv) above, such Mortgage Loan is free of any default of any party thereto (including the Borrower), offsets, defenses or counterclaims to such Mortgage Loan, including the obligation of the related obligor to pay the unpaid principal and interest on the underlying promissory note and free from any rescission, cancellation or avoidance whether by operation of law or otherwise;

                  (x) a lender's title insurance policy, issued in standard American Land Title Association form, or such other form satisfactory to the Lender by, or procured by, the applicable Closing Agent, in favor of the Borrower and such Borrower's successors and assigns (or the original lender and such lender's successors and assigns) in an amount at least equal to the original principal amount of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the related Property subject only to exceptions described in clause (viii) above, was effective on the date of the origination or acquisition, as the case may be, of such Mortgage Loan, and, such policy will be valid and thereafter such policy shall continue in full force and effect;

                  (xi) the Property subject to such Mortgage Loan is Property which is zoned and suitable for residential purposes;

                  (xii) there is no proceeding pending or threatened for the total or partial condemnation of the Property subject to such Mortgage Loan, nor is such a proceeding currently occurring, and each Property is undamaged by waste, fire, earthquake, earth movement or other casualty;

                  (xiii) no improvements on adjoining property encroach upon the Property subject to such Mortgage Loan, except as are stated in the title insurance policy and affirmatively insured and such Property constitutes a legally subdivided parcel separate from any real property not covered by the mortgage or deed of trust securing such Mortgage Loan;

                  (xiv) with respect to each Mortgage Loan secured by a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such deed of trust, and no fees or expenses are or will become payable by the owners to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related mortgagor;

                  (xv) the mortgage (or deed of trust) securing such Mortgage Loan contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Property of the benefits of the security, including
         (A) in the case of a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure and the Borrower is duly licensed to conduct business, or is exempt from such licensing, and is in good standing in the state in which the related Property is located. There is no homestead or other exemption available which could materially interfere with the right to sell the related Property at a trustee's sale or the right to foreclose the related mortgage;

                  (xvi) an   appraisal   satisfying  the  General   Underwriting
         Guidelines was performed with respect to each Mortgage Loan;

                  (xvii) the Borrower has no knowledge that there exist on the Property subject to such Mortgage Loan any hazardous materials, regulated substances, hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;

                  (xviii) such Mortgage Loan shall not be due from an Affiliate, subsidiary, officer or employee of any Borrower, from the United States or any agency or department thereof; or from any foreign debtor or borrower;

                  (xix) such Mortgage Loan is and shall be evidenced by only one original mortgage note;

                  (xx) each mortgage (or deed of trust) or an assignment thereof relating to such Mortgage Loan shall identify the Borrower, as the mortgagee;

                  (xxi) the Initial Required Documents for said Mortgage Loan were delivered to the Lender or to the applicable Closing Agent which has agreed to send such Initial Required Documents to the Lender immediately (by next day overnight mail) following the funding of the Loan related to said Mortgage Loan pursuant to a Closing Agent Agreement satisfactory to the Lender prior to the inclusion of said Mortgage Loan in the Borrowing Base and the Additional Required Documents were also delivered to the Lender within three (3) Business Days of disbursement of the related Loan proceeds;

                  (xxii) said Mortgage Loan was or previously had been closed or fully disbursed and recorded on the date first included in the Borrowing Base; and

                  (xxiii)   Lender  shall  have   received   such  evidence  and
         documentation as it shall require to verify that the matters set forth in clauses (i) through (xxii) above are true and correct.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

         "Event of Default"  means any event or  condition  specified in Section
8.1 hereof.

         "GAAP" means generally acceptable accounting principles as in effect from time to time, applied by the Borrower and its Subsidiaries as a basis consistent with the preparation of the Borrower's most recent financial statements furnished to the Lender pursuant to Section 5.5 hereof.

         "General Underwriting Guidelines" shall mean the HFS general underwriting guidelines as in effect from time to time that apply generally to the sale of mortgage loans to HFS, the Lender hereby representing that a copy of the General Underwriting Guidelines as in effect on the date hereof have been furnished to Borrower and Lender agrees to give Borrower notice from time to time of any changes thereto but Lender's failure to give such notice shall not result in such changes being ineffective for purposes of this definition.

         "Guaranties" means the Corporate Guaranty and the Sheppard Guaranty and each of them singly, unless the context in which such term is used shall otherwise require.

         "Guarantors" means the Corporate Guarantors and Sheppard, and each of them singly, unless the context in which such term is used shall otherwise require.

         "HFS" means, collectively, Household Financial Services, Inc., and each of its Affiliates.

         "Indebtedness for Borrowed Money" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or becomes liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person and
(v) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money in each case if and to the extent any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. Notwithstanding any other provision of the foregoing definition, Indebtedness for Borrowed Money shall not include (i) any liability for federal, state, local or other taxes, (ii) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business which are not overdue or which are being contested in good faith and (iii) any securities issued in a securitization by a special purpose owner trust or other Person, including without limitation any securitization trust formed by or on behalf of a Person and to which receivables have been sold or otherwise transferred by or on behalf of such Person or its Subsidiaries, shall not be treated as Indebtedness for Borrowed Money of such Person or its Subsidiaries, regardless of whether such securities are treated as indebtedness for tax purposes.

         "Initial Required Documents" means, with respect to any Mortgage Loan, those instruments and documents identified as such on Exhibit C hereto.

         "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, capital lease or other title retention arrangement.

         "Loans" means and includes the Committed Loans and the Discretionary Loans and each of them singly, unless the context in which such term is used shall otherwise require.

         "Loan Documents" means this Agreement, the Note, the Guaranties and the Collateral Documents.

         "Material Plan" is defined in Section 8.1(h) hereof.

         "Mortgage" means that certain Mortgage and Security Agreement dated April 19, 2001 from Carolina Investors, Inc., in favor of the Lender covering the property therein described located in Greenville, South Carolina.

         "Mortgage Loan" shall mean a loan secured by residential real estate including without limitation: (i) a promissory note and related mortgage (or deed of trust) and any other security documents, (ii) all reserves, guaranties and insurance policies, including without limitation, all mortgage and title insurance policies and rights of the owner of such loan to retain all or any part of such reserves or to return premiums or payments with respect thereto and
(iii) all right, title and interest of the owner of such Mortgage Loan in the Property covered by said mortgage (or deed of trust).

         "Net Income" means, with reference to any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period as computed on a consolidated basis in accordance with GAAP.

         "Note" is defined in Section 2.6 hereof.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Note, all accrued and unpaid fees and all other obligations of the Borrower to the Lender arising under the Loan Documents, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

         "Parent" means Homegold Financial, Inc., a South Carolina corporation.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

         "Permitted First Mortgage Lien" means any first mortgage lien permitted under General Underwriting Guidelines.

         "Person" means an individual,  partnership,  corporation,  association,
trust,   unincorporated  organization  or  any  other  entity  or  organization, including a government or agency or political subdivision thereof.

         "Plan" means any employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (iii) under which a member of the Controlled Group has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under Section 4064 of ERISA.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Remittance Account" means that certain account number 019-004-7827 maintained with Household Bank FSB in the name of the Lender under the sole control of the Lender as well as any other account from time to time designated by the Lender to be the "remittance account" for purposes of this Agreement and the other Loan Documents regardless of whether or not Lender has notified Borrower of such designation.

         "Required Documents" means the Initial Required Documents and the Additional Required Documents.

         "Revolving Credit" is defined in Section 2.1 hereof.

         "Rewritten  Mortgage  Loan" means any Mortgage Loan in respect of which
(i) the original terms have been rewritten, restructured or otherwise modified or (ii) forbearance has been granted; provided, however, that a Rewritten Mortgage Loan shall not include a Mortgage Loan as to which the Borrower has permitted an assumption or granted a partial release in accordance with its prior practices and consistent with General Underwriting Guidelines.

         "Security Agreement" means that certain Security Agreement dated May 2, 2000 among the Borrower, the Corporate Guarantors and the Lender, as the same may from time to time be amended.

         "Settlement Date" is defined in Section 2.5 hereof.

         "Settlement Period" is defined in Section 2.5 hereof.

         "Sheppard" means Ronald J. Sheppard, an individual.

         "Sheppard Guaranty" means the Guaranty dated October 25, 2000 from Sheppard in favor of the Lender, as amended or modified from time to time.

         "Subsidiary" means any corporation or other entity of which more than fifty percent (50%) of the outstanding voting stock or comparable equity interests (including interests as a limited partner in a limited partnership) is at the time directly or indirectly owned by the Borrower, by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries.

         "Tangible Net Worth" means, as of any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in-capital and retained earnings after deducting treasury stock, but excluding minority interest in Subsidiaries) which would appear on the balance sheet of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP minus the sum of (i) all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, tradenames, copyrights, franchisees and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and similar assets and (ii) the write-up of assets above cost.

         "Termination Date" shall mean May 31, 2002 or such earlier date on which the Commitment is terminated in whole pursuant to Sections 2.7, 8.2 or 8.3 hereof.

         "Total Liabilities" means, as of any time the same is to be determined, the aggregate of all indebtedness, obligations, liabilities, reserves and any other items which would be listed as a liability on a balance sheet of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "Welfare Plan" means a "welfare plan," as defined in Section 3(1) of ERISA.

         "Wholly-Owned" means a Subsidiary of which all of the issued and outstanding shares of stock (other than directors' qualifying shares as required by law) or other comparable equity interests shall be owned by the Borrower, Parent and/or one or more of their Wholly-Owned Subsidiaries.

     Section 1.2 Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. All references to times of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 2.        THE CREDIT
                  ----------

     Section 2.1 The Revolving Credit. (a) Committed Loans. Subject to the terms and conditions hereof, the Lender agrees to extend a revolving credit (the "Revolving Credit") to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) the difference between (x) $40,000,000 (the "Commitment") (subject to any reductions thereof pursuant to the terms hereof) and (y) the aggregate outstanding principal amount of Discretionary Loans or (ii) the Borrowing Base as then determined and computed, which may be availed of by the Borrower in its discretion from time to time, be repaid and used again, to and including the Termination Date. The Revolving Credit will be available to the Borrower in the form of Loans (the "Committed Loans"), it being understood and agreed that the aggregate outstanding principal amount of Committed Loans and Discretionary Loans shall not at any time exceed the Commitment (subject to reductions as aforesaid).

     (b) Discretionary Loans. The Revolving Credit may also, at Lender's sole and absolute discretion, be utilized in the form of Loans to Borrower which either represent new Loans or a conversion of outstanding Committed Loans which are no longer supported by Eligible Mortgage Loans, in each case, without regard to the Borrowing Base limitations contained herein (such Loans so made or converted being hereinafter referred to collectively as the "Discretionary
Loans" and individually as a "Discretionary Loan"). Except in the case of Discretionary Loans which represent a conversion of Committed Loans, the proceeds of the Discretionary Loans will be used by the Borrower solely to pay the purchase price owing by the Borrower to HFS for Borrower's repurchase of Mortgage Loans from HFS. The amount of any such Discretionary Loan shall not exceed 20% (or such other percentage to which Lender in its sole discretion shall agree) of such purchase price, and Borrower hereby unconditionally and irrevocably authorizes the Lender in its sole discretion, to make Discretionary Loans to Borrower hereunder without the necessity of prior notice to, or request by, Borrower to satisfy any delinquent repurchase obligations of Borrower to HFS in their entirety. The Borrower hereby authorizes and directs the Lender to disburse the proceeds of new Discretionary Loans directly to HFS for the purposes herein described. The Discretionary Loans shall be subject to such additional terms and conditions as may be from time to time agreed upon in writing by the Borrower and the Lender.

     (c) Maturity. All Loans and all other unpaid Obligations shall mature and be payable in full by the Borrower on the Termination Date.

     (d) All Monetary Obligations are Advances. All Monetary Obligations shall be considered and treated as advances hereunder or under the other Loan Documents from the Lender to the party owing the Obligations.

     Section 2.2 Applicable Interest Rates. (a) Pre-Default Rate. Each Loan made by the Lender shall bear interest (computed on the basis of a year of 365 or 366 days as the case may be for actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum determined by adding one fourth of one percent (.25%) to the Domestic Rate from time to time in effect, payable on the dates provided in Section 2.5 hereof and at maturity (whether by acceleration or otherwise).

     (b) Default Rate. If any payment (including any required prepayment) of principal on any Loan is not made when due (whether by acceleration, pursuant to Section 2.5(b) as a result of Lender's determination that any Mortgage Loan is no longer an Eligible Mortgage Loan since such Mortgage Loan was originally included in the Borrowing Base, or otherwise), such Loan shall bear interest (computed on the basis of a year of 365 or 366 as the case may be for actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to the sum of six percent (6%) plus the Domestic Rate from time to time in effect.

     Section 2.3 Minimum Borrowing Amounts. Each Loan shall be in an amount not less than $10,000.

     Section 2.4  Borrowing  Procedures.  (a) Notice to the  Lender.  Subject to
Section 2.1(b) hereof, the Borrower shall give telecopy or other written notice to the Lender (which notice shall be irrevocable once given) by no later than 3:30 p.m. (Chicago time) one Business Day prior to the date of any requested Loan. Each such notice shall (i) specify the date of the requested Loan (which shall be a Business Day) and the amount of the requested Loan and (ii) be accompanied by a complete Credit Package for the Eligible Mortgage Loan(s) supporting such Loan. The Borrower agrees that the Lender may rely on any such notice given by any person the Lender in good faith believes is authorized to request Loans on behalf of the Borrower without the necessity of independent investigation and, in any event, such notice shall govern if the Lender has acted in reliance thereon.

     (b) Disbursement of Loans. Subject to Sections 6 and 2.1(b) hereof, the Lender shall make the proceeds of each Loan available to the Borrower by crediting the same to the Remittance Account not later than the close of business on the date of such borrowing and, Borrower hereby directs Lender , unless the Lender in its sole discretion agrees otherwise, to wire transfer such proceeds directly to the Closing Agent in accordance with the relevant Closing Agent Agreement. The Lender and the Borrower acknowledge and agree that Borrower may from time to time make deposits from its own funds ("Additional Borrower Deposits") into the Remittance Account which shall be held, subject to the security interest in favor of the Lender therein pursuant to the Security Agreement, for the account of the Borrower and the Lender agrees that it will, so long as no Default or Event of Default shall have occurred and be continuing, in connection with any wire transfer of Loan proceeds to a Closing Agent also include in such wire transfer an amount of Additional Borrower Deposits as Borrower shall designate to cover costs and fees owing by Borrower in connection with the funding or purchase of the related Mortgage Loans. The Borrower acknowledges that the Remittance Account is a non-interest bearing account and accordingly, it shall not be entitled to any interest or other additional amounts on account of Additional Borrower Deposits.

     Section 2.5 Prepayments. (a) Voluntary. The Borrower may prepay on any Business Day without premium or penalty and in whole or in part (but, if in part, then in an amount not less than $10,000) any Loans at any time on one Business Day's prior notice to the Lender by no later than 5:00 p.m. (Chicago time), such prepayment to be made by the payment of the principal amount to be prepaid together with accrued interest thereon and any expenses owing in connection therewith.

     (b)      Mandatory.
              ---------

          (i) Concurrently with each reduction or termination of the Commitment (whether voluntarily pursuant to Section 2.7 or otherwise) the Borrower shall prepay the Note by the amount, if any, necessary so that the aggregate outstanding principal balance of the Note shall not exceed the Commitment as so reduced, each such prepayment to be made by the payment of the principal amount to be prepaid plus accrued interest thereon and any expenses owing in connection therewith.

          (ii) The Borrower covenants and agrees that in the event that the aggregate outstanding principal amount of the Committed Loans shall at any time and for any reason exceed the Borrowing Base as then determined and computed, the Borrower shall immediately without notice or demand pay over the amount of the excess to the Lender as and for a mandatory prepayment on the Note plus accrued interest, fees and expenses owing with respect to the amount so prepaid.

          (iii) The Borrower covenants and agrees to prepay the Discretionary Loans from time to time in an amount equal to (x) the greater of (aa) Minimum Monthly Amount per month or (bb) in the event Borrower has sold mortgage loans to HFS, then in an amount (determined separately for each loan sale) of no less than Minimum Monthly Amount out of premium for each loan sale, or (y) the outstanding principal balance of the Discretionary Loans as the last day of each month, whichever is less. Prepayments under this Section 2.5b)(iii) shall be due and payable monthly on the last day of each month commencing the first of such dates occurring after the date hereof. The Borrower hereby directs HFS to disburse such premium directly to Lender. For purposes hereof, "Minimum Monthly Amount" shall mean the amount specified from time to time by the Lender pursuant to written notice to the Borrower.

          (iv) With respect to Mortgage Loans which are either included identified for inclusion in the Borrowing Base or with respect to which the Lender has made a Loan, Borrower shall cause (x) all proceeds (including without limitation all amounts payable with respect to principal, interest and premium) from sales of Mortgage Loans, (y) any payment on any Mortgage Loan which exceeds 2% of the original principal amount of such Mortgage Loan and (z) five (5) Business Days from and after written request by the Lender to do so, all Collateral Payments (as defined in the Security Agreement) in respect of the Mortgage Loans to be deposited directly into the Remittance Account. From time to time on such dates as the Lender shall determine but no less frequently than on the 5th and 20th of each month (each such date, a "Settlement Date"), all amounts on deposit in the Remittance Account shall, so long as no Default or Event of Default shall have occurred and be continuing, be applied as follows:

               (aa) first to the payment of all fees, expenses and interest owing in respect of the Loan(s) made hereunder in reliance on the Mortgage Loan(s) sold during the period commencing the immediately preceding Settlement Date and ending on the Business Day immediately preceding the relevant Settlement Date or in the case of the first Settlement Date occurring after the date hereof, the period commencing the date hereof and ending on the Business Day immediately preceding such Settlement Date (a "Settlement Period");

               (bb) second, to any other Obligations owing hereunder;

               (cc) third, to the payment of all principal owing in respect of the Loans made hereunder in reliance on the Mortgage Loan(s) sold during the relevant Settlement Period; and

               (dd) fourth, to the Borrower or to whomever the Lender determines to be lawfully entitled thereto.

     (c) Reborrowings. Any amount paid or prepaid on the Loans on or before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

     Section 2.6 The Note. (a) All Loans made to the Borrower by the Lender shall continue to be evidenced by that certain Replacement Revolving Credit Note of the Borrower dated May 30, 2000 payable to the order of the Lender in the face principal amount of $100,000,000 (such Revolving Credit Note, as the same may from time to time be amended, together with any notes executed in replacement thereof are hereinafter referred to as the "Note"). Such Note shall be dated the date of issuance thereof and be payable to the order of the Lender in the principal amount of its Commitment.

     (b) The Lender shall record on its books or records or on a schedule to the Note the amount of each Loan made by it to the Borrower, and all payments of principal and interest and the principal balance from time to time outstanding thereon; provided that prior to the transfer of any Note all such amounts shall be recorded on a schedule to such Note. The record thereof, whether shown on such books or records of the Lender or on a schedule to any Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon.

     Section 2.7 Commitment Terminations. (a) Borrower. The Borrower shall have the right at any time and from time to time, upon three (3) Business Days' prior written notice to the Lender to terminate without premium or penalty, in whole but not in part, the Commitment. Any termination of Commitment pursuant to this
Section 2.7 may not be reinstated and concurrently with any such termination, the Borrower shall pay to the Lender all outstanding Obligations owing to Lender.

     (b) Lender. The Lender shall have the right in its sole discretion at any time after July 15, 2001 upon thirty (30) days' prior written notice to Borrower, to terminate the Commitment in whole but not in part. Concurrently with any such termination, the Borrower shall pay to the Lender all outstanding Obligations owing to Lender. The Lender's right of termination contained in this
Section 2.7(b) shall be in addition to its rights under Sections 8.2 and 8.3 hereof.

SECTION 3.        FEES AND PAYMENTS
                  -----------------

Section 3.1       Transaction, Processing and Custodial Fees.

     (a) The Borrower shall pay to the Lender wire transfer fees in an amount equal to $15.00 per wire transfer together with such processing fees and other charges as the Lender from time to time customarily imposes in connection with the disbursement and administration of Loans hereunder, such fees to be paid in accordance with Section 2.5 hereof.

     (b) The Borrower shall also pay to the Lender a custody fee in the amount of $285 for each Mortgage Loan pledged to secure Loans made hereunder, such fee to be due and payable on the earlier of (i) the Settlement Date following either the date such Mortgage Loan is purchased by a third party or the date the Loan made against such Mortgage Loan is otherwise repaid, as the case may be or (ii) the Termination Date, provided however, Lender agrees to waive $250 of the custody fee payable in respect of each Mortgage Loan that has been sold by the Borrower to HFS prior to the occurrence of an Event of Default hereunder.

     (c) Without waiving any other right Lender may have hereunder, whether under Sections 2.2(b), 2.5(b), 8.2 or 8.3 or otherwise, Borrower shall also pay Lender the fees set forth on Exhibit H attached hereto in the event Lender shall have not received a complete Credit Package and all Required Documents for any Mortgage Loan supporting a Loan made hereunder within seven (7) days of disbursement of such Loan, such fees to be due and payable on the earlier of (i) the Settlement Date following either the date such Mortgage Loan is purchased by a third party or the date the Loan made against such Mortgage Loan is otherwise repaid, as the case may be, or (ii) the Termination Date.

     (d) Without waiving any other right Lender may have hereunder, whether under Sections 2.2(b), 2.5(b), 8.2 or 8.3 or otherwise, Borrower shall also pay Lender the fees set forth on Exhibit I hereto in the event a Loan has been outstanding for more than sixty (60) days since the Mortgage Loan supporting such Loan was originally included in the Borrowing Base, such fees to be due and payable on the earlier of (i) the Settlement Date following either the date such Mortgage Loan is purchased by a third party or the date the Loan made against such Mortgage Loan is otherwise repaid, as the case may be or (ii) the Termination Date.

     Section 3.2 Audit Fees. The Borrower shall pay to the Lender the Lender's costs and expenses in connection with audits of the Collateral performed by the Lender or its agents or representatives; provided, however, that in the absence of any Default or Event of Default, the Borrower shall not be required to reimburse the Lender for more than two (2) such audit(s) per calendar year.

     Section 3.3 Place and Application of Payments. All payments of principal and interest on the Loans and all payments of fees and all other amounts payable under this Agreement shall be made by wire transfer or other immediately available funds at the place of payment to the Lender by no later than 1:00 p.m. (Chicago time) at the principal office of the Lender in Wood Dale, Illinois (or such other location as the Lender may designate to the Borrower). Any payments received after such time shall be deemed to have been received by the Lender on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without setoff or counterclaim.

         Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the indebtedness evidenced by the Note and all proceeds of Collateral received, in each instance, by the Lender after the occurrence of an Event of Default shall be applied as follows:

     (a) first to the payment of any outstanding costs and expenses incurred by the Lender in monitoring, verifying, protecting, preserving or enforcing any liens on the Collateral or in protecting, preserving or enforcing rights hereunder or under any other Loan Document, and in any event including all costs and expenses of a character which the Borrower has agreed to pay under Section
9.10 hereof;

     (b) second to the payment of any outstanding interest or other fees or amounts due hereunder, under the Note or any other Loan Document other than for principal;

     (c) third to the payment of principal owing on the Note; and

     (d) fourth to the Borrower or whomever the Lender determines may be lawfully entitled thereto.

SECTION 4.        THE COLLATERAL
                  --------------

     Section 4.1 The Collateral. The Note and the other Obligations of the Borrower hereunder and under the other Loan Documents shall be secured by valid and perfected first priority Liens pursuant to (i) the Security Agreement in favor of the Lender on all of the Borrower's now existing and hereafter arising or acquired Mortgage Loans which are included, or identified for inclusion, in the Borrowing Base or which are transferred to the custody and control of the Lender and all accounts, general intangibles, instruments, documents, records and other rights and properties related to such Mortgage Loans (as more fully described in the Security Agreement) together with all proceeds relating thereto and (ii) the Mortgage in favor of Lender on the real property owned by Carolina Investors, Inc. located in Greenville, South Carolina, together with the improvements thereon and other rights and property described in the Mortgage. The Borrower hereby repeats and reaffirms the grant of the liens and security interests provided for in the Security Agreement in their entirety and acknowledges and agrees that such liens and security interests remain in full force and effect for the benefit of the Obligations and shall not in any manner be affected, impaired or discharged hereby.

     Section 4.2 Further Assurances. The Borrower covenants and agrees that it will comply with all terms and conditions of each of the Collateral Documents and that it will, at any time, and from time to time as requested by the Lender, execute and deliver such further instruments and agreements and do such acts and things as or the Lender may deem necessary or appropriate to provide for or protect or perfect the lien of the Lender in the Collateral.

     Section 4.3 Guaranties. The Obligations and all other indebtedness of the Borrower to the Lender shall at all times be guarantied by the Guarantors pursuant to the Guaranties.

SECTION 5.        REPRESENTATIONS AND WARRANTIES
                  ------------------------------

     The Borrower represents and warrants to the Lender as follows:

     Section 5.1 Organization and Qualification. The Borrower and each Corporate Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has full and adequate corporate power to own its Property and to carry on its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of its business conducted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, including without limitation, the states listed on Exhibit B hereto except as otherwise disclosed in writing to the Lender and except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the operations of the Borrower, such Corporate Guarantor or their Subsidiaries unless such failure would affect the ability of the Borrower or any Corporate Guarantor to enforce payment of any part of the Collateral. Exhibit B contains a listing of all states in which the Borrower and Corporate Guarantors are duly qualified and licensed to do business, or exempt from such qualification and/or licensing, as of the date hereof.

     Section 5.2 Subsidiaries. Each Subsidiary of Parent, Borrower and the Corporate Guarantors is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated or organized, as the case may be, has full and adequate power to own its Property and carry on its business as conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of its business as now conducted or proposed to be conducted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the operations of the Borrower or its Subsidiaries taken as a whole unless such failure would affect the ability of the Borrower to enforce payment of any part of the Collateral. Exhibit D hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Parent, the Borrower, the Corporate Guarantors and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the issued and outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Exhibit D as owned by the Parent, the Borrower, the Corporate Guarantors or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary, free and clear of all Liens except as otherwise indicated on Exhibit D. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

     Section 5.3 Corporate Authority and Validity of Obligations. The Borrower and each Guarantor has full right and authority to enter into the Loan Documents to make the borrowings herein provided for, to grant to the Lender the Liens described in the Collateral Documents, to issue its Note and to perform all of its obligations hereunder and under the other Loan Documents. The Loan Documents have been duly authorized, executed and delivered by the Borrower and each Guarantor and constitute valid and binding obligations of the Borrower and each Guarantor enforceable in accordance with their terms, subject to bankruptcy laws and general principles of equity, and the Loan Documents do not, nor does the performance or observance by the Borrower or any Guarantor of any of the matters or things herein or therein provided for, contravene any provision of law or any judgment, injunction, order or decree binding upon the Borrower or any Guarantor or any Subsidiary or any charter or by-law provision of the Borrower or any Guarantor or any Subsidiary or any covenant, indenture or agreement of or affecting the Borrower or any Guarantor or any Subsidiary or any of their respective Properties, or result in the creation or imposition of any Lien on any Property of the Borrower or any Guarantor or any Subsidiary except pursuant to the Loan Documents.

     Section 5.4 Use of Proceeds. The Committed Loans hereunder shall be used by the Borrower solely for the purchase or funding by it of Eligible Mortgage Loans. The Discretionary Loans hereunder shall be used by the Borrower solely for the purposes set forth in Section 2.1(b) hereof.

     Section 5.5 Financial Reports. The balance sheet of the Borrower as of December 31, 2000, and the related consolidated statements of income, retained earnings and cash flows of the Borrower for the fiscal year then ended and accompanying notes thereto, which financial statements are accompanied by the report of Elliott, Davis & Company, independent public accountants, and the unaudited balance sheet of the Borrower as at March 31, 2001, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the three (3) months then ended, heretofore furnished to the Lender, fairly present the financial condition of the Borrower as at such dates and the results of its operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis; provided that the unaudited financial statements remain subject to normal year end adjustments.

     Section 5.6 No Material Adverse Change. Since May 1, 2001, there has been no change in the condition, financial or otherwise, of the Borrower or any Guarantor, taken as a whole, except changes in the ordinary course of business, none of which individually or in the aggregate have been materially adverse.

     Section 5.7 Full Disclosure. The statements and information furnished to the Lender in connection with the negotiation of this Agreement and the commitment by the Lender to provide the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained therein or herein not misleading, the Lender acknowledging that as to any projections furnished to the Lender, the Borrower does not warrant their accuracy, but only represents that the same were prepared on the basis of information and estimates the Borrower believed to be reasonable at the time such projections were prepared.

     Section 5.8 Good Title. The Borrower, Guarantors and their Subsidiaries have good and defensible title to their respective assets as reflected on the most recent financial statements of the Borrower and Guarantors and their Subsidiaries furnished to the Lender (except for sales of assets by the Borrower and Guarantors in the ordinary course of their respective businesses), subject to no Liens other than such thereof as are permitted by Section 7.7 hereof or as disclosed on Exhibit D hereto.

     Section 5.9 Investment Company. Neither the Borrower, any Corporate Guarantor nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 5.10 Litigation and Other Controversies. Except as set forth on Exhibit G, there is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Guarantor which either (a) involves a claim for $10,000 or more or (b) if adversely determined would (i) impair the validity or enforceability of, or impair the ability of the Borrower or Guarantors to perform their respective obligations under this Agreement or any other Loan Document or (ii) result in any material adverse change in the financial condition or Property, business or operations of the Borrower or any Guarantor or (iii) have an adverse affect on the Collateral.

     Section 5.11 Taxes. All tax returns required to be filed by the Borrower, the Guarantors or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower, the Guarantors or any Subsidiary or upon any of their respective

Properties, income or franchises, which are shown to be due and payable in such returns have been paid except as otherwise disclosed in writing to the Lender and except where such taxes are being contested in good faith and appropriate reserves have been established therefor. The Borrower does not know of any proposed additional tax assessment against it, any Guarantor or any Subsidiary for which adequate provision in accordance with GAAP has not been made on its accounts except as otherwise disclosed in writing to the Lender. Adequate provisions in accordance with GAAP for taxes on the books of the Borrower, each Guarantor and each Subsidiary have been made for all open years, and for its current fiscal period.

     Section 5.12 Approvals. No authorization, consent, license, exemption, filing (except for the filing of financing statements as herein contemplated) or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrower, any Corporate Guarantor or any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower or any Guarantor of this Agreement or any other Loan Document.

     Section 5.13 Affiliate Transactions. Neither the Borrower, any Guarantor nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates (other than with Wholly-Owned Subsidiaries) on terms and conditions which are less favorable to the Borrower, such Guarantor or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

     Section 5.14 ERISA. Except as disclosed on Schedule 5.14, the Borrower, each Corporate Guarantor and each Subsidiary are in compliance in all material respects with ERISA to the extent applicable to them and have received no notice to the contrary from the PBGC or any other governmental entity or agency. Except as disclosed on Schedule 5.14, as of May 1, 2001, the Borrower, the Corporate Guarantors and their Subsidiaries would have had no liability to PBGC in respect of Unfunded Vested Liabilities if all employee pension benefit plans maintained by the Borrower, the Corporate Guarantors and Subsidiaries had been terminated as of such date. Except as disclosed on Schedule 5.14, no condition exists or event or transaction has occurred with respect to any Plan which could reasonably be expected to result in the incurrence by the Borrower, the Corporate Guarantors or any Subsidiary of any material liability, fine or penalty under ERISA or the Code or in connection with any Plan. Except as disclosed on Schedule 5.14, neither the Borrower, any Corporate Guarantor nor any Subsidiary has any contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA and liability for post-retirement medical and life insurance benefits.

     Section 5.15 Compliance with Laws. The Borrower, each Guarantor and their Subsidiaries are in compliance in all material respects with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to the Properties or business operations of the Borrower, the
Guarantors or any Subsidiary (including, without limitation, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, and any other federal, state and local laws relating to interest, usury, consumer credit, equal credit opportunity, fair credit reporting, privacy, consumer protection, false or deceptive trade practices and disclosure, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes or substances), non-compliance with which could have a material adverse effect on either (a) the financial condition, Properties, business or operations of the Borrower, any Guarantor or their Subsidiaries or (b) the Collateral. Neither the Borrower, any Guarantor or their Subsidiaries has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a material adverse effect on the financial condition, Properties, business or operations of the Borrower, any Guarantor or their Subsidiaries.

     Section 5.16 Other Agreements. Neither the Borrower, any Guarantor or their Subsidiaries is in default under the terms of any covenant, indenture or agreement of or affecting the Borrower, any Guarantor or their Subsidiaries or any of their Properties for which a forbearance or waiver has not been obtained, as described more fully in the Parent's Quarterly Report on Form 10Q for the fiscal quarter ended March 31, 2001 filed with the U.S. Securities and Exchange Commission.

     Section 5.17 No Defaults. No Default or Event of Default has occurred and is continuing.

SECTION 6.        CONDITIONS PRECEDENT
                  --------------------

     The obligation of the Lender to make any Loan or any other financial accommodation hereunder shall be subject to the following conditions precedent:

     Section 6.1 Initial Loan. Prior to the making of the initial Loan hereunder:

     (a) The Lender shall have received the favorable written opinion of Wyche, Burgess, Freeman & Parham, P.A., counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Lender;

     (b) The Lender shall have received (i) certified copies of resolutions of the Board of Directors of the Borrower, authorizing the execution and delivery of this Agreement and the other Loan Documents, indicating the authorized signers of this Agreement and the other Loan Documents and all other documents relating thereto, the persons authorized to request Loans hereunder and the specimen signatures of such signers, and (ii) copies of certificates of good standing certified by the appropriate governmental officer in the jurisdiction of the Borrower's incorporation and, upon request by the Lender therefor, in each state in which it is authorized to do business as a foreign corporation;

     (c) The Lender shall have received this Agreement, the Note and the other Loan Documents, together with any financing statements and amendments to existing financing statements requested by the Lender in connection therewith;

     (d) The Guarantors shall have executed and delivered a Consent and Reaffirmation Agreement in the form of Exhibit K attached hereto.

     (e) The Lender shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the other Loan Documents;

     (f) The Lender shall have received certified copies of the Borrower's and each Corporate Guarantor's articles of incorporation and by-laws and all amendments thereto through the date hereof.

     (g) The Lender shall have received evidence or assurances satisfactory to it of the accuracy of the representations contained in Section 5.15 hereof.

     Section 6.2 All Loans. As of the time of the making of each Loan (including the initial Borrowing):

     (a) The Lender shall have received the notice and copies of the documents required by Section 2.4 hereof and a fully executed Closing Agent Agreement from the relevant Closing Agent(s).

     (b) Each of the representations and warranties of the Borrower set forth in
Section 5 hereof shall be true and correct as of said time, except to the extent that any such representation or warranty relates solely to an earlier date;

     (c) The Borrower shall be in full compliance with all of the terms and conditions of this Agreement and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such Borrowing;

     (d) After giving effect to any Committed Loan, the aggregate principal amount of all Committed Loans hereunder shall not exceed the lesser of (i) the Borrowing Base and (ii) the Commitment and after giving effect to any Discretionary Loan, the aggregate principal amount of all Loans hereunder shall not exceed the Commitment; and

     (e) Such Loan shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Lender.

     Each request for a Loan hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in this Section 6.2.

SECTION 7.        COVENANTS
                  ---------

     The Borrower agrees that, so long as any Commitment is available to or any Obligations are outstanding hereunder, except to the extent compliance in any case or cases is waived in writing by the Lender:

     Section 7.1 Maintenance of Business. The Borrower shall, and shall cause each Subsidiary to, preserve and keep in force and effect its corporate existence and all licenses, permits and franchises necessary to the proper conduct of its business.

     Section 7.2 Maintenance of Property. The Borrower will maintain, preserve and keep its Properties in good repair, working order and condition (ordinary wear and tear excepted) and will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and will cause each Subsidiary to do so in respect of Property owned or used by it.

     Section 7.3 Taxes and Assessments. The Borrower will duly pay and discharge, and will cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

     Section 7.4 Insurance. The Borrower will insure and keep insured, and will cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower will insure, and cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall in any event maintain insurance on the Collateral to the extent required by the Collateral Documents. The Borrower will upon request of the Lender furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

     Section 7.5 Financial Reports. The Parent and Borrower will maintain a standard and modern system of accounting in accordance with GAAP and will furnish to the Lender and its duly authorized representatives such information (including financial statements) respecting the business and financial condition of the Borrower, the Guarantors and their Subsidiaries as the Lender may reasonably request; and without any request, will furnish to the Lender:

     (a) as soon as available, and in any event within thirty (30) days after the end of each calendar month, a borrowing base certificate in the form attached hereto as Exhibit E showing the computation of the Borrowing Base in reasonable detail as of the close of such monthly period, certified to by the chief financial officer of the Borrower;

     (b) as soon as available, and in any event within thirty (30) days after the end of each calendar month, a copy of the consolidated and consolidating balance sheet and consolidated and consolidating statements of income, retained earnings and cash flows of the Parent, Corporate Guarantors and Subsidiaries for such period, all in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Parent or Borrower in accordance with GAAP, together with a report on the aging of Mortgage Loans included or identified for inclusion in the Borrowing Base or with respect to which the Lender has made a Loan and a report of charge-offs, recoveries and repossession of collateral with respect to such Mortgage Loans all in reasonable detail prepared by the Parent or Borrower, and in each case certified to by the chief financial officer of the Parent or Borrower;

     (c) as soon as available, and in any event within ninety (90) days after the close of each fiscal year of the Parent, a copy of the consolidated and consolidating balance sheet of the Parent, Corporate Guarantors, Borrower and Subsidiaries as of the close of such fiscal year and the consolidated and consolidating statements of income, retained earnings and cash flows of the Parent, Corporate Guarantors, Borrower and Subsidiaries for such period, and accompanying notes thereto, all in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Elliott, Davis & Company or another firm of independent public accountants of recognized standing, selected by the Borrower or Parent and satisfactory to the Lender, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated and consolidating financial condition of the Parent, Borrower, Corporate Guarantors and Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

     (d) not later than thirty (30) business days after receipt by the Borrower or Parent thereof, a copy of any management letters on internal accounting controls of the Borrower, Parent, Corporate Guarantors or any Subsidiary prepared by its independent public accountants;

     (e) not later than thirty (30) business days after receipt by the Borrower or Parent thereof, a copy of any internal audit reports (with responses, when available) with respect to the Borrower, Parent, any Corporate Guarantor or any Subsidiary prepared by its controller's office or other in-house staff accountants;

     (f) not later than thirty (30) business days after receipt by the Borrower or Parent thereof, a copy of each audit made by any regulatory agency of the books and records of the Borrower, Parent, any Corporate Guarantor or any Subsidiary; and

     (g) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower or Parent, written notice of (i) any threatened or pending litigation or governmental proceeding or labor controversy against the Borrower, Parent, any Guarantor or any Subsidiary which involves an amount of $10,000 or more or which, if adversely determined, would have a material adverse effect on the financial condition, Properties, business or operations of the Parent, Borrower, Corporate Guarantor and Subsidiaries, taken as a whole, or of the occurrence of any Default or Event of Default hereunder and (ii) any material dispute or claim relating to any Mortgage Loan identified for inclusion in the Borrowing Base or with respect to which the Lender has made a Loan.

     Each of the financial statements furnished to the Lender pursuant to clauses (b) and (c) of this Section shall be accompanied by a written compliance certificate in the form attached hereto as Exhibit F signed by the chief financial officer of the Borrower or Parent to the effect that to the best of the chief financial officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 7.14,
7.15 and 7.16 of this Agreement

     Section 7.6 Indebtedness for Borrowed Money. The Borrower will not, nor will it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing provisions shall not restrict nor operate to prevent:

     (a) the indebtedness of the Borrower owing to the Lender hereunder;

     (b) the indebtedness of the Borrower to other lenders not exceeding $35,000,000 in aggregate principal amount from time to time incurred to fund the purchase, origination and holding by the Borrower or any of its Subsidiaries of mortgage loans which are pledged to and in the possession of such lenders (or an agent or bailee acting on their behalf) to secure repayment of such indebtedness;

     (c) purchase money indebtedness and capitalized lease obligations secured by liens permitted by Section 7.7(f) hereof in an aggregate amount not to exceed $250,000 at any one time outstanding;

     (d) indebtedness of the Borrower and/or any of its Subsidiaries to any Guarantors;

     (e) guaranties of the Parent's 10.75% Senior Notes due 2004;

     (f) guaranties of any other Indebtedness for Borrowed Money permitted by this Agreement; and

     (g) hedging obligations.

     Section 7.7 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by the Borrower or any Subsidiary; provided, however, that this Section shall not apply to nor operate to prevent:

     (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

     (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

     (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Borrower and its Subsidiaries secured by a pledge of assets permitted under this clause, including interest and penalties thereon, if any, shall not be in excess of $10,000 any one time outstanding;

     (d) the Liens granted in favor of the Lender by the Collateral Documents;

     (e) Liens on mortgage loans and other assets other than the Collateral securing indebtedness permitted by Section 7.6(b) hereof;

     (f) Liens on property of the Borrower or any of its Subsidiaries created solely for the purpose of securing indebtedness permitted by Section 7.6(c) hereof incurred to finance the purchase price of Property, provided that no such Lien shall extend to or cover other Property of the Borrower or such Subsidiary other than the respective Property so acquired, and the original principal amount of the indebtedness secured by any such Lien shall not exceed the original purchase price of such Property

     (g) Liens on assets other than the Collateral securing the indebtedness permitted by Section 7.6(d) hereof;

     (h) Liens on assets other than the Collateral securing the indebtedness permitted by Section 7.6(f) hereof;

     (i) Liens on assets other than the Collateral securing the indebtedness permitted by Section 7.6(g) hereof;

     (j) Liens on retained interest receivables arising in connection with loan securitizations, or on the capital stock of any Subsidiary substantially all of the assets of which are retained interest receivables arising in connection with loan securitizations; and

     (k) Any Liens in the form of "overall-collateralization" of senior securities issues in, or subordination of or recourse to all or a portion of retained interest receivables of the Borrower or any of its Subsidiaries attributable to, a securitization of receivables or similar arrangements, in each case to the extent reflected in the book value of such retained interest receivables, which Lien is in favor of the holders of other securities issued by the securitization trust or other Person relating to such securitization.

     Section 7.8 Mergers, Consolidations and Sales. The Borrower will not, nor will it permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its Property, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable other than (i) sales of Mortgage Loans not constituting Collateral in the ordinary course of business, (ii) sales of Collateral permitted under the Security Agreement and (iii) any merger, consolidation with, or sale, transfer, lease or other disposition to Borrower, the Parent or any Subsidiary of the Parent or the Borrower which is or becomes a Guarantor, provided however that in the event of any transaction permitted under clause (iii) of this Section 7.8 in which either the Borrower is not the survivor or which involves the sale or other transfer of a substantial part of Borrower's Property, the survivor or transferee in such transaction shall, if requested by the Lender, have agreed in advance in writing to assume all of the obligations of Borrower and otherwise succeed and replace Borrower as the borrower hereunder and under the Collateral Documents and the other Loan Documents and shall execute and deliver to Lender such other agreements and instruments as Lender shall reasonably request in connection therewith, all substantially concurrently with the consummation of such transaction. The sale, lease, transfer or other disposition of 5% of the assets of the Borrower or any Subsidiary shall be deemed substantial for the foregoing purposes.

     Section 7.9 ERISA. The Borrower will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Properties. The Borrower will, and will cause each Subsidiary to, promptly notify the Lender of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

     Section 7.10 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply in all material respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to the Collateral, Properties or business operations of the Borrower or any Subsidiary, non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Borrower or any Subsidiary or could result in a Lien upon any of their Property. The Borrower agrees, at intervals reasonably acceptable to the Lender, to make periodic inspections of the documentation relating to mortgage loans made or acquired by it to monitor compliance of the same with applicable law and to provide the Lender with the results of such inspections.

     Section 7.11 Burdensome Contracts with Affiliates. The Borrower will not, nor will it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with Wholly-Owned Subsidiaries) on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

     Section 7.12 Maintenance of Subsidiaries. The Borrower will not assign, sell or transfer, or permit any Subsidiary to issue, assign, sell or transfer, any Voting Stock of a Subsidiary, provided that the foregoing shall not operate to prevent; (i) the issuance, sale and transfer to any person of any voting stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, or
(ii) the pledge or encumbrance in connection with a loan securitization of any stock of a Subsidiary substantially all of the assets of which are retained interest receivables arising in connection with loan securitizations.

     Section 7.13 Change in the Nature of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Borrower or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by the Borrower or any Subsidiary on the date of this Agreement.

Section 7.14      [INTENTIONALLY OMITTED]
                  -----------------------

Section 7.15      [INTENTIONALLY OMITTED]
                  -----------------------

     Section 7.16 Net Income. The Borrower shall have positive Net Income for the fiscal quarter ending June 30, 2001 and shall have positive net income for the month ending July 31, 2001 and for each month thereafter.

     Section 7.17 Dividends and Certain Other Restricted Payments. The Parent will not during any fiscal year (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (other than (i) dividends payable solely in its capital stock and (ii) dividends and distributions required to be paid with respect to the Parent's Series A non-convertible preferred stock, $1.00 par value per share pursuant to the terms and provisions thereof which have been disclosed to the Lender) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock.

SECTION 8.        EVENTS OF DEFAULT AND REMEDIES
                  ------------------------------

     Section 8.1 Events of Default. Any one or more of the following shall constitute an Event of Default hereunder:

     (a) default in the payment when due of all or any part of the principal of or interest on any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any fee or other amount payable by the Borrower hereunder or by the Borrower under any other Loan Document; or

     (b) default in the observance or performance of any covenant set forth in Sections 7.5, 7.8, 7.9 or 7.13 or 7.14 through 7.17 hereof; or

     (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier to occur of (i) the date on which such failure shall first become known to any officer of the Borrower or (ii) the date on which written notice thereof is given to the Borrower by the Lender; or

     (d) any representation or warranty made by the Borrower herein or by the Borrower or any Guarantor in any other Loan Document, or in any statement or certificate furnished by the Borrower or any Guarantor pursuant hereto or thereto, or in connection with any Loan made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

     (e) any event occurs or condition exists (other than those described in clauses (a) through (d) above) which is specified as an Event of Default under any Loan Document, or any Loan Document shall for any reason not be or shall cease to be in full force and effect, or any Loan Document is declared to be null and void or any Guarantor or Borrower shall attempt to terminate (other than pursuant to Section 2.7 hereof) or contest in any manner the validity, binding nature or enforceability of any Loan Document; or

     (f) either (i) default shall occur under any evidence of Indebtedness for Borrowed Money issued, assumed or guaranteed by the Borrower or any Guarantor (including, without limitation, any Subordinated Indebtedness) or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated) or any such Indebtedness for Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise) or (ii) Borrower or any Guarantor shall fail to pay or perform when due any repurchase obligation or any other obligation owing by it to HFS or to any of Lender's other Affiliates; or

     (g) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $10,000 shall be entered or filed against the Borrower or any Guarantor or any of their Subsidiaries or against any of their Property, and in each case which remains unvacated, unbonded, unstayed or unsatisfied for a period of thirty (30) days; or

     (h) either (i) 36% of the issued and outstanding shares of capital stock of the Parent having the power to vote for the election of directors of the Parent ceases at any time and for any reason (including death or incapacity) to be owned, legally and beneficially, by Ronald J. Sheppard or (ii) a majority of the Members of the Board of Directors of the Borrower or Parent shall cease to be Continuing Members (for purposes of the foregoing, "Continuing Members" means members of the Board of Directors of the Borrower or Parent, as appropriate, on December 31, 2000 or (iii) the Parent ceases to own 100% of the issued and outstanding capital stock of the Borrower; or

     (i) Ronald J. Sheppard shall at any time and for any reason (including death or incapacity) cease to be actively involved in the day-to-day management of the Borrower; or

     (j) the Borrower or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $1,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $25,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

     (k) the Borrower, any Guarantor or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(l) hereof; or

     (l) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower, any Guarantor or any of their Subsidiaries or any substantial part of any of their Property, or a proceeding described in Section 8.1(k)(v) shall be instituted against the Borrower, any Guarantor or any of their Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty (30) days.

     Section 8.2 Remedies - Certain Events of Default. When any Event of Default described in clauses (a) through (j), both inclusive, of Section 8.1 has occurred and is continuing, the Lender may take either or both of the following actions:

     (a) terminate the obligation of the Lender to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

     (b) declare the principal of and the accrued interest on the Note to be forthwith due and payable and thereupon the Note, including both principal and interest and all fees, charges and other amounts payable hereunder and under the other Loan Documents, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind.

     Section 8.3 Remedies - Other Events of Default. When any Event of Default described in clauses (k) or (l) of Section 8.1 has occurred and is continuing, then the Note, including both principal and interest, and all fees, charges and other amounts payable hereunder and under the other Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligations of the Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate.

     Section 8.4 Expenses. The Borrower agrees to pay to the Lender, or any other holder of the Note, all costs and expenses incurred or paid by the Lender or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the terms hereof or of the other Loan Documents.


SECTION 9.        MISCELLANEOUS
                  -------------

     Section 9.1 No Waiver of Rights. No delay or failure on the part of the Lender or on the part of the holder or holders of the Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Lender and of the holder or holders of the Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 9.2 Non-Business Day. If any payment of principal or interest on any Loan or of any fee hereunder shall fall due on a day which is not a Business Day, interest at the rate such principal bears for the period prior to maturity or at the rate such fee accrues shall continue to accrue from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable. If any Settlement Date shall fall on a day which is not a Business Day, such Settlement Date shall be extended to the next succeeding Business Day.

     Section 9.3 Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to this Agreement, the Note or any other Loan Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 9.4 Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Note, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     Section 9.5 Survival of Indemnities. All indemnities with respect to the Loans shall survive the termination of this Agreement and the payment of the Loans and the Note.

     Section 9.6 Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including cable, telecopy or telex) and shall be given to the relevant party at its address or telecopier number set forth below or such other address, telecopier number or telex number as such party may hereafter specify by notice to the other, given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder shall be addressed to:

                           If to the Borrower:
                           ------------------

                           Homegold, Inc.
                           113 Reed Avenue
                           Lexington, SC 29071
                           Attention: Ronald J. Sheppard
                           Telephone: (803) 996-2222
                           Telecopy:    (803) 996-2127

                           If to the Lender:
                           ----------------

                           Household Commercial Financial Services,
                             Inc.
                           700 North Wood Dale Road,
                           Building 3A
                           Wood Dale, Illinois 60191
                           Attention:        Robert Carse
                           Telephone:        (630) 350-4237
                           Telecopy:         (630) 616-3260

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 2 hereof shall be effective only upon receipt.

     Section 9.7 Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

     Section 9.8 Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns, including any subsequent holder of the Note; provided, however, that the Borrower may not assign any of its rights or obligations hereunder without the written consent of the Lender.

     Section 9.9 Amendments. Any provision of this Agreement, the Note or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender.

     Section 9.10 Fees and Indemnification. (a) The Borrower agrees to pay the reasonable fees and disbursements of counsel to the Lender, in connection with the preparation and execution of this Agreement and the other Loan Documents, and any recording or filing of any of the foregoing, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to pay the Lender or any other holder of the Obligations all costs and expenses (including court costs and attorneys' fees) incurred or paid by the Lender or any other holder of the Obligations in connection with any Default or Event of Default or in connection with the enforcement of this Agreement or any other Loan Document or any other instrument or document delivered thereunder.

     (b) The Borrower further agrees to indemnify the Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitations, all reasonable expenses of litigation or preparation therefor whether or not the Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, any other Loan Document, the Collateral (including without limitation any environmental claims or liabilities related to any property subject to a Mortgage Loan) the transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     Section 9.11 Assignments. The Lender may, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed and, in any event, shall not be required for an assignment by Lender to one of its Affiliates) at any time assign and delegate to another financial institution or other Person (any Person to which such an assignment and delegation is to be made being herein called "Assignee") all of the Lenders' Loans and Commitment provided that the Borrower shall be entitled to continue to deal solely and directly with the Lender in connection with the interests so assigned until the date when all of the following conditions shall have been satisfied:

          (i) one (1) Business Day shall have passed after written notice of such assignment and delegation (together with payment instructions, addresses and related information with respect to the Assignee) shall have been given to the Borrower; and

          (ii) the assigning Lender and the Assignee shall have executed and delivered an Assignment Agreement and furnished a copy thereof to the Borrower.

From and after the date on which the conditions described above have been met, the Assignee shall be deemed automatically to have become party hereto and shall have the rights and obligations of the Lender hereunder and the assigning Lender shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Borrower shall execute and deliver to the Assignee Lender a new Note (such Note to be in exchange for, but not in payment of, the predecessor Note held by the assigning Lender). Each such Note shall be dated the effective date of such assignment. The assigning Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on the predecessor Note shall be paid as provided in the Assignment Agreement. Within five Business Days after requested to do so, Borrower shall also execute and deliver such UCC and other Collateral assignments as may be requested by Assignee Lender on the assigning Lender.

     Section 9.12 Governing Law. This Agreement and the Note, and the rights and duties of the parties hereto and thereto, shall be construed and determined in accordance with the laws of the State of Illinois, without regard to the internal laws thereof with respect to conflicts of law.

     Section 9.13 Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     Section 9.14 Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded hereby.

     Section 9.15 Terms of Collateral Documents Not Superseded. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

     Section 9.16 Construction. The parties hereto acknowledge and agree that this Agreement shall not be construed more in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement.

         Section 9.17      Extension of Original Credit Agreement
                           --------------------------------------

     The parties hereto acknowledge and agree that the Termination Date under the Original Credit Agreement is hereby extended through the date prior to the date hereof but from and after the date hereof, all Loans and other Obligations of the Borrower, whether outstanding under the Original Credit Agreement or otherwise, shall be subject in all respects to the terms and conditions of this Amended and Restated Credit Agreement. The Lender hereby waives any Events of Default that may have existed under the Original Credit Agreement prior to its amendment and restatement pursuant to the terms hereof.

         Upon execution hereof by all the parties, this Agreement shall be a contract among the parties for the purposes hereinabove set forth.

                                 Dated as of June 11, 2001


                                 HOMEGOLD, INC.

                                 By:
                                 Name:
                                 Title:


                  The undersigned executes and delivers this Agreement for purposes of confirming its agreements set forth in Sections 7.5 and 7.17 hereof.



                                  HOMEGOLD FINANCIAL, INC.


                                  By:
                                  Name:
                                  Title:

         Accepted and agreed to as of the day and year last above written.

                                 HOUSEHOLD COMMERCIAL FINANCIAL SERVICES, INC.


                                 By: _______________________________________
                                       Loren J. Morris
                                       Vice President

                                    EXHIBIT A

                             [INTENTIONALLY OMITTED]

















                                    Ex. A-2

                                    EXHIBIT B


              STATES IN WHICH THE BORROWER AND CORPORATE GUARANTORS
                 ARE QUALIFIED TO CONDUCT BUSINESS AS OF CLOSING


HomeGold, Inc.:             Alabama                      Maine                         Pennsylvania
                            Arkansas                     Maryland                      Rhode Island
                            California                   Michigan                      South Carolina
                            Colorado                     Minnesota                     South Dakota
                            Connecticut                  Mississippi                   Tennessee
                            Delaware                     Missouri                      Texas
                            District of Columbia         Montana                       Utah
                            Florida                      Nebraska                      Vermont
                            Georgia                      New Hampshire                 Virginia
                            Idaho                        New Jersey                    Washington
                            Illinois                     New Mexico                    West Virginia
                            Indiana                      North Carolina                Wisconsin
                            Iowa                         North Dakota                  Wyoming
                            Kansas                       Ohio
                            Kentucky                     Oklahoma
                            Louisiana                    Oregon

HomeGold Financial, Inc.:   South Carolina
Carolina Investors, Inc.:   South Carolina
Premier Financial Services, Inc.:                        South Carolina
The Loan Pro$, Inc.:                                     South Carolina
Emergent Business Capital Asset
     Based Lending, Inc.:   South Carolina
Reedy River Ventures, LP:   South Carolina
Emergent SBIC, Inc.:                                     none (charter forfeiture October 20, 1999)
Emergent Commercial Mortgage, Inc.:                      South Carolina
Emergent Business Capital, Inc.:                         South Carolina
Emergent Insurance Agency Corp.:                         South Carolina
Emergent Mortgage Corp. of Tennessee:                    South Carolina                Tennessee
HomeGold Realty, Inc.:      South Carolina





                                    Ex. B-1

                                    EXHIBIT C

                               REQUIRED DOCUMENTS


A.       INITIAL REQUIRED DOCUMENTS

         1. Original mortgage note executed by a third party in favor of the Borrower (properly endorsed or assigned to the Borrower if purchased by the Borrower) and endorsed by the Borrower in blank, unless the original mortgage note is delivered to the Lender directly by the Closing Agent.

         2. Mortgage or deed of trust securing above mortgage note, together with an assignment(s) to Borrower from the original holder(s), if applicable. In lieu of executed, original recorded documents, the Lender will accept a copy which has been stamped as having been recorded by the appropriate recorders office or, certified by the Closing Agent as a true and correct copy of the original sent to the appropriate recording office so long as the original recorded mortgage or a copy thereof indicating the original has been recorded from the appropriate recorder's office is delivered to the Lender within 60 days from the date the Borrower funded such Mortgage Loan or the date the Borrower acquired such Mortgage Loan, as appropriate.

         3. Either a policy of title insurance written by a title company insuring the mortgage or deed of trust as a first or second, as appropriate, lien on the Property and in amount and containing exceptions satisfactory to the Lender or a commitment or binder from such title company indicating that such a policy will be issued and such policy is delivered to Lender within 30 days from the date of such commitment.

         4. Original, or certified true and correct copy of the applicable final executed HUD-1 statement.

B.       ADDITIONAL REQUIRED DOCUMENTS.
         -----------------------------

         1. Assignment of the mortgage or deed of trust by the Borrower in blank and in recordable form and the original or a duly certified copy of a proper assignment or assignments of the related mortgage or deed of trust from the original holder, through and subsequent transferees to the Borrower duly recorded. The assignment by the Borrower to the Lender shall not be filed for record unless the Lender shall determine in its sole discretion that it is necessary to do so in connection with the perfection of the security interest therein, such recordation to be at the Borrower's expense.

         2. Allonge of the mortgage note by the Borrower executed in blank and the original endorsement or original proper allonge or allonges attached to such mortgage note from the original holder, through and subsequent transferees to the Borrower duly executed.

         3. Other documentation as the Lender may deem appropriate, as well as documentation necessary to fulfill requirements of take-out commitments.

                                    Ex. C-1

         4. The Borrower will execute at any time such additional documents as may be necessary in the opinion of the Lender to transfer to the Lender for the title to any Collateral pledged and/or hypothecated pursuant to the Security Agreement.

C.       CREDIT PACKAGE

         Documents to be received by Lender by 3:30 p.m. CST the Business Day prior to funding:

     1. Copy of completed and signed HFS Funding Request Form as identified in Exhibit C-1 hereto

     2. Copy of the Uniform Residential Loan Application (FNMA 1003)

     3. Copy of original mortgage note (copy of signed mortgage note required on refinance transactions)

     4. Copy of original mortgage/deed of trust (copy of signed mortgage/deed of trust required on refinance transactions)

     5. Copy of Settlement Statement / HUD-1 (final or estimated - copy of singed settlement statement required on refinance transactions)

     6. Copy of title commitment or binder

     7. Copy of first two pages of property appraisal (single family) and first four pages if a 1-4 multi-family property

     8. Copy of merged credit bureau report

     9. Copy of the DISSCO Report

     10. Copy of the Insured Closing Protection Letter from an approved title insurance underwriter

     11. If not already on file with HFS, the original executed Closing Agent Agreement package as identified in Exhibit C-2 hereto.



                                    Ex. C-2

                                   EXHIBIT C-1
       HOUSEHOLD COMMERCIAL FINANCIAL SERVICES - WAREHOUSE LINES OF CREDIT
[HOUSEHOLD LOGO]                                            FUNDING REQUEST FORM


Household Commercial Financial Services          Today's Date: _________________
Warehouse Lines of Credit
700 N. Wood Dale Road - Bldg 3A                  DATE TO FUND:__________________
Wood Dale, IL  60191
Attn:  Chuck Hoving                              WIRE AMOUNT:___________________
Phone  630-616-7453  Fax: 800-547-8696

"Mortgage Company" Rep Authorization: ___________Contact Phone:_________________

We certify that we are in possession of a completed mortgage application from the borrower. We have issued a commitment to the borrower covering this loan. This loan will be properly closed and funded. We ensure that the collateral documents are in our own, or our Closing Agent's possession, and will be shipped to the Custodian in accordance with the Credit Agreement between our companies.


Customer Name(s):_______________________________________________________________


Subject Address:________________________________________________________________

Note Amount:          $___________________________________     Occupancy Type:      OO           INVT      2ND  HOME
Note Date:            ____________________________________     Purpose:             CO REFI      REFI      PURCHASE
Lien Position:        ____________________________________     Doc Type:            FULL         ALT       NIV             NIQ
LTV / CLTV:             ___________   /  ___________%          DIR%:___________________

We hereby request an ADVANCE under our warehouse line of credit for the above loan, and in support thereof, we enclose the following documents (PLEASE CHECK-OFF):

______   COPY OF THE UNIFORM RESIDENTIAL LOAN APPLICATION (FNMA 1003)
______   COPY OF MORTGAGE NOTE
         (Copy of signed Mortgage Note required on refi's) REFI'S)
______   COPY OF DEED OF TRUST
         (Copy of signed Deed of Trust required on refi's) REFI'S)
______   COPY OF SETTLEMENT STATEMENT/HUD-1
         (Final or Estimated - Signed copy  required on refi's)  refi's)
______   COPY OF MERGED CREDIT REPORT

______   COPY OF APPRAISAL
         (Pages 1&2 single family,
         Pages 1-4 multiple family properties)
______   COPY OF PRELIMINARY TITLE COMMITMENT
______   COPY OF DISSCO REPORT
______   COPY OF INSURED CLOSING PROTECTION LETTER
         (Not required if Original, Blanket Letter addressed to HFS is on file)

ALL CREDIT PACKAGES MUST BE RECEIVED BY 3:30 P.M. CENTRAL STANDARD TIME. Please verify all required documents are included with initial fax package. Incomplete credit packages can NOT be guaranteed for next day funding.

ALL CLOSING AGENTS ARE SUBJECT TO APPROVAL BY HOUSEHOLD. Please verify all required documents are in Household's possession prior to funding. Funds will NOT be wired to a Closing Agent/Attorney that is not approved by Household. If Closing Agent is not approved, please instruct Closing Agent to call Household at (800) 365-2644.

|_|      Check if Closing Agent is already Approved with HFS

Approved Underwriter Issuing Policy:____________________________________________
Approved Attorney/Closing Agent:_____________________________Phone:_____________
Bank Acct # _________________________________Fax #:_____________________________
Address:_____________________________________City/State/Zip:____________________
Bank Name: __________________________________City/State:________________________
ABA #:  _____________________________________Reference: ________________________
Attention:  _________________________________Escrow #:__________________________
Further Credit Bank:  _______________________Further Credit Acct #:_____________
     Please advance funds for this loan in accordance with our agreements.

                   FAX ALL FUNDING DOCUMENTS TO (800) 547-8696



                                   Ex. C-1-1

                                   EXHIBIT C-2

                         CLOSING AGENT APPROVAL PACKAGE

We fund all loans directly to approved closing agents; attorneys, title companies, or escrow companies. In order to obtain approval, each closing agent must complete and return the approval package as outlined below. We maintain a list of approved closing agents for each originator. Each month, we will fax to you your list of approved closing agents. We will not wire funds to any closing agent that has not executed, fulfilled, and returned the approval package.

The Closing Agent approval package will include the following information:

o    An insured closing protection letter (ICPL) as described below

o    An executed closing agent agreement (Exhibit J)

o    The declaration page of their E&O Policy which must contain the following:

     o Must list the Title Company, attorney, or escrow company as the insured
     o    Professional liability will be the only acceptable type of coverage
     o    List a minimum insured amount of $500,000 per claim
     o    List a minimum aggregate coverage amount of $1 million
     o    Term of policy must exceed 60 days

o    If the underwriter is the closing agent, we will not require the E&O Policy

o    Current writing instructions on closing agent's letterhead


INSURED CLOSING PROTECTION AND APPROVED TITLE UNDERWRITERS

Adequate closing protection will consist of an insured closing protection letter
(ICPL) issued on the letterhead of an approved major title insurance underwriter in acceptable Alta format.

Household approved title insurance underwriters can be found on Demotech's free website located at demotech.com, with a financial stability rating of A", A', A or S.

The ICPL should be addressed as follows:

         Household Commercial Financial Services, Inc.,
            Its Successors and/or Assigns
         Warehouse Lending Division
         700 North Wood Dale Road - Building 3A
         Wood Dale, IL  60191

                                   Ex. C-2-1

o The ICPL may also be addressed to the name of, the "Originator", "Its Successors and/or Assigns."

STATE EXCEPTIONS

o New York closing agents will not be required to execute the insured closing protection letters and will be dry funded only for refinance and second mortgages. The original note must be received prior to disbursement.
o Iowa closings through attorneys will be dry funded only for refinance and second mortgages.
o Some counties in Washington State may not be required to provide closing protection letters, and refinances and second mortgages will be dry funded only.
o Approval of closing agent funding in these states for purchase money mortgages will be handled on a case-by-case basis.

Note: If multiple closing agents are listed on the Schedule A of the ICPL, each individual closing agent location must obtain approval before funds will be wired. Lender will only fund to those locations that have submitted an original Closing Agent Agreement.









                                   Ex. C-2-2

                                    EXHIBIT D

                             SUBSIDIARIES OF PARENT

                                                           JURISDICTION                  OWNER
                                                                OF                     PERCENTAGE                   OTHER THAN
NAME                                                      INCORPORATION               OF OWNERSHIP                    PARENT
---------------------------------------------------- ------------------------- --------------------------- -------------------------
Carolina Investors, Inc.                                        SC                        100%
Emergent Mortgage Holdings Corp.                             Delaware                   100%(1)            Carolina Investors, Inc.
Emergent Mortgage Holdings Corp. II                          Delaware                    100(2)            Carolina Investors, Inc.
Emergent Residual Holdings Corp.                             Delaware                   99.9%(2)           Emergent Mortgage Holding
                                                                                                           Corp. II
HomeGold Residual Holdings Corp.                             Delaware                     100%             Carolina Investors, Inc.
HomeGold Residual Holdings Corp. II                          Delaware                     100%             Carolina Investors, Inc.
HomeGold, Inc.                                                  SC                        100%
Emergent Insurance Agency, Corp.                                SC                        100%             HomeGold, Inc.
Emergent Mortgage Corp. of Tennessee                            SC                        100%             HomeGold, Inc.
HomeGold Realty, Inc.                                           SC                        100%             HomeGold, Inc.
Premier Financial Services, Inc.                                SC                        100%
The Loan Pro$, Inc.                                             SC                        100%
Emergent  Business  Capital  Asset  Based  Lending,
Inc. f/k/a Emergent Financial Corp.                             SC                        100%
Emergent SBIC, Inc.                                             SC                        100%
Emergent Commercial Mortgage, Inc.                              SC                        100%
Emergent Business Capital, Inc.                                 SC                        100%
Emergent Business Capital Equity Group, Inc.                    SC                        100%
Reedy River Ventures, LP
                                                                SC                        100%
---------------------------------------------------- ------------------------- --------------------------- -------------------------

(1)      Pledged  to First  Union  National  Bank on behalf  of  Financial  Security  Assurance,  Inc.  in 1999 - 1
         Securitization
(2)      Pledge  to  Wilmington  Trust  Company  on  behalf  of  Financial  Security  Assurance,  Inc.  in 1997 - 4
         Securitization


                                    Ex. D-1

                                    EXHIBIT E

                                 HOMEGOLD, INC.

                           BORROWING BASE CERTIFICATE


To:      Household Commercial Financial Services, Inc.

         Pursuant to the terms of the Credit Agreement dated as of May 2, 2000 as amended and as amended and restated pursuant to that certain Amended and Restated Credit Agreement dated as of June 11, 2001 between us (the "Credit Agreement"), we submit this Borrowing Base Certificate to you and certify that the information set forth below and on any attachments to this Certificate is true, correct and complete as of the date of this Certificate.

I.       COMMITTED LOANS

         A.     Borrowing Base(All Category A items to be reported as
                original principal amount less payments by account debtors exceeding 2% of aggregate principal amount)
                                                                                                  ===================
                1.       Aggregated Pledged Mortgage Loans(1)                                               A1
                2.       Less:

                         (a)      Owed by an account debtor who is an              _________
                                  Affiliate, shareholder, or employee
                         (b)      Owed by an account debtor who is in an           _________
                                  insolvency or reorganization proceeding
                         (c)      Unpaid more than 30 days                         _________
                         (d)      Subject to claims, offsets or defenses           _________
                         (e)      Rewritten or subject to forbearance              _________
                                  arrangement
                         (f)      Included in Borrowing Base for more than 45      __________
                                  days
                         (g)      Required documentation not received              _________
                         (h)      Otherwise not an Eligible Mortgage Loan          _________
                         (i)      Original principal amount of outstanding         _________
                                  Discretionary Loans(2)
---------------------------------------
     (1) Including all mortgage loans against which HCFS has advanced funds even if mortgage  note and other  required  documents  have not yet been  pledged and including all ineligible mortgage loans supporting Discretionary Loans


                                    Ex. E-1

                                                                                                  ===================
                         Sum of Lines A2(a)-A2(h) minus Line A2(i)                                        A2

                                                                                                  ===================
                3.       Eligible Mortgage Loans (line A1 minus A2)                                       A3

                                                                                                  ===================
                4.       Borrowing Base (Line A3x100%)3                                                   A4

                                                                                                  ===================
         B.     Outstanding Committed Revolving Credit Loans                                              B

                                                                                                  ===================
         C.     Line A4 minus Line B (if positive, unused availability                                    C
                against existing collateral, if negative, prepayment required)


II.      DISCRETIONARY LOANS

         A.     Prepayments due on account of sales of Mortgage Loans
                                                                                                  ===================
                1.       Number of sales during period                                                    A1
                2.       Minimum payment amount per sale
                                                                                                  ===================
                                                                                                          A2

                3.       Aggregate minimum payment due on   account  of  sales                       $__________
                (line A1 times A2)
                4.       Prepayments made by Borrower in    connection    with                       $__________
                Sales
                5.       Borrower in compliance?                                                        Yes/No

         B.     Prepayments due on account of curtailment arrangements

                1.       Scheduled Curtailment payments due (attach                                  $__________
                calculation)
                2.       Curtailment payments made                                                   $__________
                3.       Borrower in compliance                                                         Yes/No


--------------------------------------
     (2) Including Loans which were originally made as Discretionary Loans and Loans which were converted to Discretionary Loans, in each case in Lender's sole discretion per Credit Agreement.
     (3) If percentage advance rate has been reduced per Credit Agreement, substitute applicable percentage

                                    Ex. E-2

         Dated as of this _______ day of ____________, _____.






                                      HOMEGOLD, INC.

                                      By:


                                      Its:












                                    Ex. E-3

                                    EXHIBIT F

                                 HOMEGOLD, INC.

                             COMPLIANCE CERTIFICATE

To:      Household Commercial Financial Services, Inc.

         This Compliance Certificate is furnished to you pursuant to the requirements of Section 7.5 of that certain Credit Agreement dated as of May 2, 2000 as amended and as amended and restated pursuant to that certain Amended and Restated Credit Agreement dated as of June 11, 2001 (the "Credit Agreement"), by and between Homegold, Inc. (the "Borrower") and you (the "Lender"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

         The Undersigned hereby certifies that:

         1.       I am the duly elected _______________________ of the Borrower;

         2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

         4. The financial statements required pursuant to Section 7.5 of the Credit Agreement and being furnished to you concurrently with this certificate are true, correct and complete as of the dates and for the periods covered thereby; and

         5. The Attachment hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are true, correct and complete and have been made in accordance with the relevant Sections of the Credit Agreement.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________

________________________________________________________________________________

                                    Ex. F-1

         The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of
__________________ _____.


                                -------------------------------------

                                --------------------, ----------------
                                (Type or Print Name)   (Title)


















                                    Ex. F-2

                      ATTACHMENT TO COMPLIANCE CERTIFICATE

                                 HOMEGOLD, INC.

                  COMPLIANCE CALCULATIONS FOR CREDIT AGREEMENT
                       CALCULATIONS AS OF ____________, __


A.        Net Income (Section 7.16)

          1.       Net Income for month                                    $

          2.       Line C1 amount must be equal to or
                   greater than                                            $ 0

          3.       Borrower in compliance? (circle)                      yes/no

B.        Indebtedness (Section 7.6)

          1.       Indebtedness under other warehousing
                   credit facilities (Section 7.6(b))                      $

          2.       Line D1 amount must not exceed                          $

          3.       Borrower in compliance? (circle)                      yes/no

          4.       Purchase money indebtedness                             $

          5.       Capitalized lease obligations                           $

          6.       Sum of Lines D4 and D5                                  $

          7.       Line D6 amount must not exceed                          $

          8.       Borrower in compliance? (circle)                      yes/no


                                    Ex. F-3

                                    EXHIBIT G

                               PENDING LITIGATION

                PENDING LITIGATION, GOVERNMENTAL PROCEEDINGS AND

        LABOR CONTROVERSIES PENDING AGAINST HOMEGOLD, INC. AND AFFILIATES




Michael Chasten and Kimberly Chasten on behalf of themselves and all others similarly situated v. HomeGold, Inc., (formerly known as Emergent Mortgage Corp.), and Contimortgage Corporation, No. 7:00-CV-49-F(1), Southern Division, Eastern District North Carolina, District Court. Nature of Claim: Excessive Fees, Unjust Enrichment, Usury & Breach of Fiduciary Duty. At this time, Motion to Dismiss is pending.

The First National Bank of Chicago as Trustee v. Anita T. Harney, Stephan B. Harney, Emergent Mortgage Corp. d/b/a HomeGold, Carolina Investors, Inc., First Union National Bank of North Carolina as Trustee, HomeGold, Inc., and C&B Farms Associates, a South Carolina General Partnership, No. 99-CP-42-1603, Spartanburg County, South Carolina, Seventh Judicial Circuit Court. Nature of Claim:
Non-Jury Mortgage Foreclosure. The Answer, Crossclaims, and Counterclaims allege causes of action against HomeGold for fraud; misrepresentation; breach of trust; negligence; breach of duty of good faith and fair dealing; and a violation of South Carolina's Unfair Trade Practices Acts. HomeGold is defending this matter vigorously. At this time, discovery is proceeding in the case.

Residential Funding Corporation, v. Lester Blackwell and Emergent Mortgage Corp., 99-CP-16-0112, County of Darlington, South Carolina, Fourth Judicial Circuit Court. Nature of Claim: Non-Jury Mortgage Foreclosure. Current Status:
Motion to Dismiss is pending.

Janice H. Tomlin and Isaiah Tomlin, and Constance A. Wiggins, on behalf of themselves and all others similarly situated, v. Dylan Mortgage Incorporated (formerly know as Chase Mortgage Brokers, Inc., HomeGold, Inc. (formerly known as Emergent Mortgage Corp.), Associates Financial Services of America, Inc., and Equicredit Corporation of America, No.99-CVS-3551, New Hanover County, North Carolina, Superior Court. Nature of Claim: Excessive Fees, Unjust Enrichment, Usury & Breach of Fiduciary Duty. HomeGold is defending this matter vigorously. At this time, HomeGold is awaiting the ruling on the Motion for Class Certification.

Reginald L. Troy, on behalf of himself and all other similarly situated, v. Clarence M. Caviness, HomeGold, Inc. (formerly know as Emergent Mortgage Corp.), and Associates Home Equity Services, Inc., No. 00-CVS-1487, New Hanover County, North Carolina, Superior Court. Nature of Claim: Excessive Fees, Unjust Enrichment, Usury and Breach of Fiduciary Duty. HomeGold is defending this matter vigorously. At this time, discovery is proceeding in the case.

                                    Ex. G-1

Teresa R. Samples v. HomeGold Financial, Inc. and Premier Mortgage Centers, Inc., No. 100CC2018, Greene County, Missouri Circuit Court. Nature of Claim:
Unfair Business Practices. Ms. Samples was unsuccessful in her motion to obtain a preliminary injunction prohibiting the foreclosure of HomeGold's mortgage. Discovery is proceeding.

Kerry Mills and Tracy Mills v. North American Financial Service, HomeSense Financial Corp and the Town of Wister, No. CJ-00-271, LeFlore County, Oklahoma District Court. Nature of Claim: Fraud regarding insurance premium. HomeGold is defending this matter vigorously. Dismissal of HomeGold from the case has been requested, with response pending.

Collins, Bobby Gene & Dawne v. Equitable; HomeSense; Chase et al., Case No. 98-40215, Western District North Carolina, US Bankruptcy Court. Nature of Claim:
Bankruptcy. HomeGold is defending this matter vigorously. At this time, discovery is proceeding in the case.

HomeGold, Inc. f/k/a Emergent Mortgage Corp. v. Joe Murray David, Tammy David, Oakwood Mobile Homes, The United States of America by and through the Department of Treasury Internal Revenue Service, Case No. 98-CP-32-2708, Lexington, SC Court of Common Pleas. Nature of Claim: Foreclosure of loan purchased then resold by HomeGold, in response to which the defendants now seek to assert a Third Amended Answer and Counterclaim alleging violations of South Carolina's unauthorized practice of law, attorney preference and unfair and deceptive trade practices statutes. HomeGold is defending this matter vigorously.

Phyllis Lawson v. TMS Mortgage, Inc. d/b/a The Money Store, HomeSense Financial Corporation, f/k/a Equitable Mortgage Company, O. Gay Elmore, Jr., Amy K. Lyons, and John R. Lawson, Civil Action No. 2:00-0708, Southern District of West Virginia, US District Court. Nature of Claim: Defendants accused of violating Truth in Lending regulations, of conspiring to commit unlawful acts, of noncompliance with the Consumer Credit and Protection Act, of predatory lending practices, and of fraud. HomeGold is defending this matter vigorously. At this time, discovery is proceeding.

Informal Department of Labor wage and hour claim. The Department of Labor has contacted HomeGold informally to question the classification of certain employees as exempt or non-exempt for purposes of overtime payments. The company does not agree with the DOL's conclusions, but has agreed to settle to avoid litigation. Final settlement terms have been agreed to and the final settlement amount is estimated to be between $173,000 and $175,000 (a few remaining wage calculations are still outstanding at this time). The issue is expected to be fully resolved no later than June 15, 2001.

                                    Ex. G-2

                             MISSING COLLATERAL FEES


In the event a complete Credit Package and all Required Documents for any Mortgage Loan are not received within seven (7) calendar days of disbursement of the related Loan, fees will be due and payable on a cumulative basis as follows:

                  DAYS                              FEE

                    8-14                            $25
                   15-27                            $40
                   28-37                            $60
                     37+ $75 plus $10 per day thereafter (fees will be capped at $150)

Collateral will not be considered complete until the entire Credit Package and all Required Documents have been received by Lender.

In addition, there will be a $50.00 charge for bypassing Lender and sending collateral directly to the Investor.









                                    Ex. H-1

                                    EXHIBIT I

                            AGED LOAN PROCESSING FEES


The following fees will be due and payable on a cumulative basis for any outstanding Loan that is aged:


           DAYS OUTSTANDING                     TOTAL AGED LOAN PROCESSING FEE

                   61-90                                    $175
                  91-120                                    $225
                    121+                                    $275












                                     Ex. K-1

                                    EXHIBIT J

                             CLOSING AGENT AGREEMENT

     This Agreement entered into by and between Household Commercial Financial Services, Inc. (as "Lender") and ______________________(as "Closing Agent") located at ________________________ _________________________________ this
______ day of _______________, 2001.

                                    RECITALS

         Lender funds Loans for the purchase or refinance of real estate to be secured by Mortgages/Deeds of Trust ("Mortgages") constituting first or second liens on the subject property ("Loans"), which Loans have been originated by Homegold, Inc. ("Originator").

         Closing Agent closes the Loans, disperses Loan funds and delivers and records closing documents pursuant to written instructions. Closing Agent holds these funds in trust for Lender pending the Loan closing, proper disbursement of Loan proceeds and proper delivery of closing documents.

         NOW, THEREFORE, in consideration of the benefits accruing to Closing Agent hereunder, and as an inducement to Lender to fund the Loans, Closing Agent agrees as follows:

1. Closing Agent shall close all of the Loans in compliance with applicable laws and regulations.

2. For all Loan closings that are funded by Lender, Closing Agent shall deliver to Lender the original Note, a copy of the Deed of Trust/Mortgage, a copy of the executed final HUD-1, and the Commitment for the Mortgage Title Policy (collectively, the "Initial Loan Documents"). All of the Initial Loan Documents shall be delivered to Lender immediately after funding by overnight express delivery to:

                  HOUSEHOLD COMMERCIAL FINANCIAL SERVICES, INC.
                  WAREHOUSE LINES OF CREDIT- BLDG. 3A
                  700 N. WOOD DALE ROAD
                  WOOD DALE, IL  60191

         Closing Agent shall hold the Initial Loan Documents, until delivered as set forth above, in trust for Lender. Closing Agent acknowledges that Lender has been granted a first priority security interest in the Initial Loan Documents by Originator securing the Loan funds disbursed by Lender.

3. Closing Agent shall hold all funds received from Lender in trust for Lender and be used solely for the purpose of disbursing and fully funding the Loans, in accordance with the Final HUD-1(s) and related Loan Documents associated with said Loans.

                                    Ex. J-1

         In no event may any portion of these funds be sent to the Originator or to any counter-party or other entity that is not listed for receipt of funds in accordance with the Final HUD-1 and related Loan Documents.

         In the event the Loans do not close or disburse the day the funds are received; you are instructed to immediately return the funds via electronic funds transfer, ONLY to the Lender whose wiring instructions are:

        Bank Name:                         Household Bank, f.s.b.
        Locations:                         Prospect Heights, IL
        ABA #:                             271970011
        Account #:                         0190047827
        Account Name:                      HCFS Warehouse Clearing
        Attention:                         Therese Murphy by PHO 85-3204
        Reference:                         Originator & Borrower Name

4. Any instructions given by the Originator which contradict the provisions of Paragraphs 2 or 3 shall be disregarded unless the prior written consent of the Lender is obtained.

5. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Illinois. Closing Agent further consents to Illinois Jurisdiction and venue for any and all disputes arising hereunder. This Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto.

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

LENDER:                                  CLOSING AGENT:

HOUSEHOLD COMMERCIAL                     ________________________
FINANCIAL SERVICES, INC.


By:_________________________________     By:____________________________
Its:_________________________________    Its:____________________________








                                    Ex. J-2

                                    EXHIBIT K

                       CONSENT AND REAFFIRMATION AGREEMENT

Household Commercial Financial Services, Inc.
Wood Dale, Illinois



         A. CORPORATE GUARANTORS. The undersigned have heretofore executed and delivered to the Lender (i) a Guaranty dated May 2, 2000 (the "Guaranty") pursuant to which the undersigned guaranteed all indebtedness, obligations and liabilities of Homegold, Inc. a South Carolina corporation (the "Borrower") from time to time owing to you (the "Lender") and (ii) a Security Agreement dated May 2, 2000 (the "Security Agreement") in favor of Lender. Each of the undersigned hereby consents to the Amended and Restated Credit Agreement bearing even date herewith between the Borrower and Lender and confirms that the Guaranty and the Security Agreement each remain in full force and effect in accordance with the terms thereof and shall not in any manner be affected, impaired or discharged thereby. Each of the undersigned further agrees that the consent of the undersigned to any further modifications to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty or Security Agreement. The undersigned further acknowledge and agree that the Lender is relying upon the agreements of the undersigned contained herein as an inducement to entering into the Amended and Restated Credit Agreement with the Borrower.

         Dated as of this 11th day of June, 2001.


                      HOMEGOLD FINANCIAL, INC.


                      By:
                      Name:
                      Its:

                      CAROLINA INVESTORS, INC.


                      By:
                      Name:
                      Its:

                            PREMIER FINANCIAL SERVICES INC.


                            By:
                            Name:
                            Its:

                            LOAN PROS, INC.


                            By:
                            Name:
                            Its:

                            EMERGENT BUSINESS CAPITAL ASSET BASED LENDING, INC.


                            By:
                            Name:
                            Its:

                            REEDY RIVER VENTURES, LP.


                            By:
                            Name:
                            Its:

                            EMERGENT SBIC, INC.


                            By:
                            Name:
                            Its:

                            EMERGENT COMMERCIAL MORTGAGE,
                            INC.


                            By:
                            Name:
                            Its:


                                    Ex. K-3

                            EMERGENT BUSINESS CAPITAL, INC.


                            By:
                            Name:
                            Its:

                            EMERGENT INSURANCE AGENCY CORP.


                            By:
                            Name:
                            Its:

                            EMERGENT MORTGAGE CORP. OF TENNESSEE


                            By:
                            Name:
                            Its:

                            HOMEGOLD REALTY, INC.


                            By:
                            Name:
                            Its:



                                    Ex. K-2

B. INDIVIDUAL GUARANTOR. The undersigned, Ronald Sheppard, has heretofore executed and delivered to you (the "Lender") that certain Guaranty dated October 24, 2000 (the "Guaranty") pursuant to which the Guarantor has guaranteed all indebtedness, obligations and liabilities of Homegold, Inc. (the "Borrower") from time to time owing to Lender, all as more fully set forth in the Guaranty.

         The undersigned hereby consents to the Amended and Restated Credit Agreement bearing even date herewith between the Borrower and Lender and to the matters and things contemplated thereby. The undersigned further repeats and reaffirms all of their obligations and agreements under the Guaranty and acknowledges that the same remain in full force and effect in accordance with the terms of the Guaranty and shall not in any manner be affected, impaired or discharged thereby.

         The undersigned further acknowledges that the Lender is relying upon the agreements of the undersigned contained herein as an inducement to entering into the Amended and Restated Credit Agreement with the Borrower.

         Dated as of this 11th day of June, 2001.

                                       ---------------------------------
                                       Ronald J. Sheppard



  Acknowledged and agreed to as of the date last above written.

  HOUSEHOLD COMMERCIAL
  FINANCIAL SERVICES, INC.


  By:____________________________
  Name:  Loren J. Morris
  Its:  Vice President







                                    Ex. K-4

                                  SCHEDULE 5.4

                                  ERISA MATTERS



         During 1999, Borrower discovered errors in the calculation and remittance of 1997 deferral and matching contributions to Borrower's 401(k) plan. These errors resulted in a deficiency in employer matching contributions and caused Borrower to fail to remit employee elective deferral contributions to the plan. Borrower is in the process of calculating the precise amount of the matching contributions, employee deferrals and earnings related to the errors. Initial calculations indicate that the aggregate amount will be in the range of $40,000 to $70,000. Borrower expects to complete its correction of these errors in accordance wit the Self-Correction Program of the IRS Employee Plans Compliance Resolution System no later than July 31, 2001.
















                                    Ex. K-1